Exhibit 99.1

SUBSCRIPTION AGREEMENT

DARLINGTON MINES LTD.
1019 Drayton Street
North Vancouver, British Columbia
Canada V7L 2V7

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Darlington Mines Ltd. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Ms. Michelle Masich and Mr. David Radbourne solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Masich and Mr. Radbourne.

MAKE CHECK PAYABLE TO: Darlington Mines Ltd.

Executed this _____ day of ___________________, 2007.

__________________________________________                   __________________________________________
                                                                                                       Signature of Purchaser
__________________________________________

__________________________________________
Address of Purchaser

__________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

______________	X $0.10 ____________	=	US$
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: ____________ Check #: ____________		Other: ____________

Darlington Mines Ltd.

By:      __________________________________________

Title:    __________________________________________